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                                                                     EXHIBIT 5.1

CellNet Data Systems, Inc.
125 Shoreway Road
San Carlos, CA 94070

    RE:  REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

    This letter is delivered to you in connection with a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 8,942,517 shares of CellNet's Common Stock, $.001 par value (the "Shares"), of CellNet Data Systems, Inc., a Delaware corporation (the "Company"), to be issued and sold by CellNet upon exercise of warrants (the "Warrants") issued in conjunction with CellNet's 14% Senior Notes due 2007 (the "Senior Notes").

    In connection with this opinion, we have examined the Registration Statement and such other documents, instruments and records as we have deemed necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

    Based upon and subject to the foregoing, it is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where regarded, the Shares will have been duly authorized and will be validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

                                          Very truly yours,
                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation